Exhibit 99.1

Flotek Surpasses 2024 Annual Guidance with Strong Fourth Quarter and Full-Year Results
HOUSTON, March 10, 2025 - Flotek Industries, Inc. (“Flotek” or the “Company”) (NYSE: FTK) today announced operational and financial results for the fourth quarter and full-year ended December 31, 2024. Fourth quarter 2024 results were the strongest quarterly results of 2024 in terms of revenue, gross profit, net income and adjusted EBITDA (1).
Financial Summary (in thousands, except ‘per share’ amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

Total Revenues	$50,758	$42,188	$187,025	$188,058
Gross Profit	$12,277	$9,430	$39,386	$24,263
Net Income	$4,429	$2,104	$10,498	$24,713
Diluted Income (Loss) Per Share	$0.14	$0.07	$0.34	$(0.10)
Adjusted EBITDA (1)	$7,023	$3,952	$20,327	$1,488
Full-Year and Fourth Quarter 2024 Highlights
•Q4 2024 total revenue rose 20% vs. Q4 2023, led by a 21% jump in external customer revenue—the highest in 5 years.
•Data analytics service revenue grew 124% vs. Q4 2023 and 44% vs. full year 2023.
•Gross profit climbed 30% vs. Q4 2023 and 62% vs. full year 2023, with Q4 2024 gross margin rising to 24%.
•Q4 2024 net income was $4.4 million and adjusted EBITDA(1) $7.0 million, up 111% and 78% respectively vs Q4 2023.
•2024 net income hit $10.5 million or $0.34/share, vs. a loss of $(0.10)/share in 2023.
•2024 adjusted EBITDA(1) reached $20.3 million, up $18.8 million from 2023—the highest since 2017—exceeding guidance of $18.5 million by 10%.
Management Commentary
Chief Executive Officer Dr. Ryan Ezell commented, “2024 marks a significant step in the execution of our corporate strategy towards the convergence between innovative Data and Chemistry solutions that deliver outstanding value to our customers and external stakeholders. This year, we not only achieved the highest profitability metrics in nearly a decade but did so through superior operational efficiency and service quality execution. Additionally, our commitment to safety has shone through, with no lost-time incidents recorded in the past three years.
We’ve expanded our technology portfolio with the introduction of three cutting-edge Data Analytics solutions: VeraCal, JP3 Raman, and XSPCT, systems specifically designed to address the unique challenges of the energy and infrastructure sector while driving high-margin growth into 2025 and beyond. In the fourth quarter, we observed a significant transformation in our Data Analytics revenue resulting in a 67% sequential increase in service revenue furthering the shift from products to services.
Looking ahead, we expect that the integration of Data and Chemistry at Flotek will provide exciting new innovations in the energy and infrastructure market. These advancements are set to empower our customers' assets to maximize returns, reduce costs, automate processes, and leverage data in ways previously unimaginable. We believe that our relentless pursuit to leverage chemistry as the common value creation platform will position Flotek as a leader in differentiated technologies and foster our future growth.”
Fourth Quarter and Full-Year 2024 Financial Results
•Revenue: Flotek reported total revenues of $50.8 million for fourth quarter 2024, an increase of $8.6 million, or 20%, compared to total revenues of $42.2 million for fourth quarter 2023. Full-year 2024 total revenues totaled $187.0 million, as compared to total revenues of $188.1 million during 2023. Fourth quarter and full year 2024 revenues include $8.6 million and $32.4 million, respectively, related to the minimum purchase requirements under the Company’s long-term supply agreement with ProFrac Services, LLC.
Segment Revenue Summary (in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

Chemistry Technologies:
External Revenues	$21,071	$17,996	$63,214	$59,016
Related Party Revenues	27,215	22,769	114,947	120,903
Total	$48,286	$40,765	$178,161	$179,919

Data Analytics:
Product Revenues	$826	$688	$4,745	$5,277
Service Revenues	1,646	735	4,119	2,862
Total	$2,472	$1,423	$8,864	$8,139
•Gross Profit: The Company generated gross profit of $12.3 million during fourth quarter 2024 compared to a gross profit of $9.4 million during fourth quarter 2023. The improvement in fourth quarter 2024 gross profit was primarily the result of successful initiatives throughout 2024 to drive cost reductions with respect to freight, logistics and materials combined with an 18% increase in chemistry revenue and a 74% increase in data analytics revenue, as compared to fourth quarter 2023.
The Company generated gross profit of $39.4 million for full-year 2024 compared to gross profit of $24.3 million for full-year 2023.
•Selling, General and Administrative (“SG&A”) Expense: SG&A expense totaled $6.6 million for the fourth quarters of 2024 and 2023. SG&A expense totaled $24.7 million for full-year 2024 compared to $27.8 million for full-year 2023, an 11% reduction year-over-year. Excluding non-cash stock compensation expense, 2024 SG&A expense is 17% lower than 2023.

•Net Income (Loss) and EPS: Flotek reported net income of $4.4 million, or $0.14 per diluted share, for the fourth quarter 2024. This compares to net income of $2.1 million, or $0.07 per diluted share, for the fourth quarter 2023. Net income for full-year 2024 was $10.5 million, or $0.34 per diluted share, compared to net income (loss) of $24.7 million, or ($0.10) per diluted share, for the comparable period of 2023. Net income for full-year 2023 included non-cash gains related to the fair value measurement of convertible notes payable and a PPP loan forgiveness totaling $34.5 million.
•Adjusted EBITDA (Non-GAAP)(1): Adjusted EBITDA(1) was $7.0 million in fourth quarter 2024 as compared to $4.0 million in fourth quarter 2023. Adjusted EBITDA(1) was $20.3 million for full-year 2024 compared to $1.5 million for full-year 2023.
(1)See the “Unaudited Reconciliation of Non-GAAP Items and Non-Cash Items Impacting Earnings” section in this release for more information, including reconciliations to the most comparable GAAP measures.
2025 Guidance
Consistent with 2024 and 2023, Flotek plans to issue 2025 guidance in conjunction with the release of its first quarter 2025 financial and operating results.
Upcoming Investor Event
Flotek will participate in the 37th Annual Roth Conference to be held at the Marriott in Laguna Dana Point, California, March 17-18, 2025. Flotek Chief Executive Officer, Ryan Ezell, will participate in an industry panel discussion on March 17 at 10:00 a.m. PT and will be joined by Chief Financial Officer, Bond Clement, in hosting one-on-one meetings during the event. An updated corporate presentation to be used in discussions at the conference will be posted to the Investor Relations section of Flotek’s corporate website at www.flotekind.com prior to the start of the conference.
Conference Call Details
Flotek will host a conference call on March 11, 2025, at 9:00 a.m. CT (10:00 a.m. ET) to discuss its fourth quarter and full-year 2024 results. Participants may access the call through Flotek’s website at www.flotekind.com under “News” within the Investor Relations section, by telephone toll free at 1-800-836-8184 (international toll: 1-646-357-8785), or by using the following link to access the audience view of the webcast at https://app.webinar.net/qDjWg9qga1Y approximately five minutes prior to the start of the call. Following the conclusion of the conference call, a recording of the call will be available on the Company’s website.
An updated corporate presentation that will be referenced on the call will be posted to the Investor Relations section of Flotek’s website at www.flotekind.com prior to the start of the earnings conference call.
About Flotek Industries, Inc.
Flotek Industries, Inc. is a leading chemistry and data technology company focused on servicing the Energy industry. The Company’s top tier technologies leverage near real-time data to deliver innovative solutions to maximize customer returns. Flotek has an intellectual property portfolio of over 130 patents, 20+ years of field and laboratory data, and a global presence in more than 59 countries.
Flotek has established collaborative partnerships focused on sustainable and optimized chemistry and data solutions, aiming to reduce the environmental impact of energy on land, air, water and people.

Flotek is based in Houston, Texas and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.” For additional information, please visit www.flotekind.com.
Forward-Looking Statements
Certain statements set forth in this press release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as will, continue, expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release. Although forward-looking statements in this press release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filing with the Securities and Exchange Commission on Form 10-K (including, without limitation, in the “Risk Factors” section thereof), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release.
Investor contact:
Mike Critelli
Director of Finance & Investor Relations
E: ir@flotekind.com

FLOTEK INDUSTRIES, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$4,404	$5,851
Restricted cash	102	102
Accounts receivable, net of allowance for credit losses of $447 and $745 at December 31, 2024 and December 31, 2023, respectively	17,386	13,687
Accounts receivable, related party, net of allowance for credit losses of $0 at each of December 31, 2024 and December 31, 2023, respectively	52,370	34,569
Inventories, net	13,303	12,838
Other current assets	2,952	3,564
Current contract asset	5,939	5,836
Total current assets	96,456	76,447
Long-term contract asset	63,105	68,820
Property and equipment, net	6,178	5,129
Operating lease right-of-use assets	3,326	5,030
Deferred tax assets, net	51	300
Other long-term assets	1,680	1,787
TOTAL ASSETS	$170,796	$157,513

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$38,073	$31,705
Accrued liabilities	5,912	5,890
Income taxes payable	48	45
Current portion of operating lease liabilities	1,486	2,449
Current portion of finance lease liabilities	—	22
Asset-based loan	4,789	7,492
Current portion of long-term debt	60	179
Total current liabilities	50,368	47,782
Deferred revenue, long-term	14	35
Long-term operating lease liabilities	6,514	7,676
Long-term debt	—	60
TOTAL LIABILITIES	56,896	55,553
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value, 100,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value, 240,000,000 shares authorized; 30,938,073 shares issued and 29,826,508 shares outstanding at December 31, 2024; 30,772,837 shares issued and 29,664,130 shares outstanding at December 31, 2023	3	3
Additional paid-in capital	464,620	463,140
Accumulated other comprehensive income	251	127
Accumulated deficit	(316,308)	(326,806)
Treasury stock, at cost; 1,111,565 and 1,108,707 shares at December 31, 2024 and December 31, 2023, respectively	(34,666)	(34,504)
Total stockholders’ equity	113,900	101,960
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$170,796	$157,513

FLOTEK INDUSTRIES, INC.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenue:
Revenue from external customers	$23,328	$19,239	$71,263	$66,518
Revenue from related party	27,430	22,949	115,762	121,540
Total revenues	50,758	42,188	187,025	188,058
Cost of goods sold	38,481	32,758	147,639	163,795
Gross profit	12,277	9,430	39,386	24,263
Operating costs and expenses:
Selling, general, and administrative	6,630	6,552	24,709	27,827
Depreciation	229	204	891	734
Research and development	365	255	1,714	2,486
Gain on sale of property and equipment	(90)	—	(124)	(38)
Gain in fair value of Contract Consideration Convertible Notes Payable	—	—	—	(29,969)
Total operating costs and expenses	7,134	7,011	27,190	1,040
Income from operations	5,143	2,419	12,196	23,223
Other income (expense):
Paycheck protection plan loan forgiveness	—	—	—	4,522
Interest expense	(253)	(320)	(1,095)	(2,857)
Other income (expense), net	(105)	56	46	(26)
Total other (expense) income	(358)	(264)	(1,049)	1,639
Income before income taxes	4,785	2,155	11,147	24,862
Income tax expense	(356)	(51)	(649)	(149)
Net income	$4,429	$2,104	$10,498	$24,713

Income (loss) per common share:
Basic	$0.15	$0.07	$0.36	$1.00
Diluted	$0.14	$0.07	$0.34	$(0.10)

Weighted average common shares:
Weighted average common shares used in computing basic income (loss) per common share	29,642	29,396	29,534	24,830
Weighted average common shares used in computing diluted income (loss) per common share	31,436	30,496	30,889	28,377

FLOTEK INDUSTRIES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Twelve Months Ended December 31,
	2024	2023
Cash flows from operating activities:
Net income	$10,498	$24,713
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Change in fair value of contingent consideration	71	(527)
Change in fair value of Contract Consideration Convertible Notes Payable	—	(29,969)
Amortization of convertible note issuance costs	—	83
Payment-in-kind interest expense	—	2,284
Amortization of contract asset	5,612	5,033
Depreciation	891	734
Amortization of asset-based loan origination costs	314	121
Provision for credit losses, net of recoveries	181	138
Provision for excess and obsolete inventory	645	959
Gain on sale of property and equipment	(124)	(38)
Non-cash lease expense	2,094	3,014
Stock compensation expense	1,366	(254)
Deferred income tax expense	249	104
Paycheck protection plan loan forgiveness	—	(4,522)
Changes in current assets and liabilities:
Accounts receivable	(3,880)	5,311
Accounts receivable, related party	(17,801)	(11,886)
Inventories	(1,110)	1,938
Income taxes receivable	8	—
Other assets	561	(836)
Accounts payable	6,368	(1,670)
Accrued liabilities	(70)	(2,575)
Operating lease liabilities	(2,515)	(3,391)
Income taxes payable	3	(53)
Interest payable	—	(8)
Net cash provided by (used in) operating activities	3,361	(11,297)

FLOTEK INDUSTRIES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(continued)

	Twelve Months Ended December 31,
	2024	2023
Cash flows from investing activities:
Capital expenditures	(1,940)	(1,081)
Proceeds from sale of assets	124	67
Net cash used in investing activities	(1,816)	(1,014)
Cash flows from financing activities:
Payment for forfeited stock options	—	(617)
Payments on long term debt	(179)	(149)
Proceeds from asset-based loan	166,950	68,716
Payments on asset-based loan	(169,653)	(61,224)
Payment of asset-based loan origination costs	(164)	(574)
Payments to tax authorities for shares withheld from employees	(162)	(268)
Proceeds from issuance of stock under Employee Stock Purchase Plan	114	77
Payments for finance leases	(22)	(33)
Net cash (used in) provided by financing activities	(3,116)	5,928
Effect of changes in exchange rates on cash and cash equivalents	124	(54)
Net change in cash and cash equivalents and restricted cash	(1,447)	(6,437)
Cash and cash equivalents at the beginning of period	5,851	12,290
Restricted cash at the beginning of period	102	100
Cash and cash equivalents and restricted cash at beginning of period	5,953	12,390
Cash and cash equivalents at end of period	4,404	5,851
Restricted cash at the end of period	102	102
Cash and cash equivalents and restricted cash at end of period	$4,506	$5,953

FLOTEK INDUSTRIES, INC.
Unaudited Reconciliation of Non-GAAP Items and Non-Cash Items Impacting Earnings
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

Gross profit	$12,277	$9,430	$39,386	$24,263
Stock compensation expense	15	3	24	(132)
Severance and retirement	2	3	11	29
Contingent liability revaluation	117	(143)	71	(527)
Amortization of contract asset	1,271	1,368	5,612	5,033
Adjusted Gross profit (Non-GAAP) (1)	$13,682	$10,661	$45,104	$28,666

Net income	$4,429	$2,104	$10,498	$24,713
Interest expense	253	320	1,095	2,857
Income tax expense	356	51	649	149
Depreciation and amortization	229	204	891	734
EBITDA (Non-GAAP) (1)	$5,267	$2,679	$13,133	$28,453
Stock compensation expense	451	307	1,366	(268)
Severance and retirement	7	10	39	(17)
Contingent liability revaluation	117	(143)	71	(527)
Gain on disposal of assets	(90)	—	(124)	(38)
PPP loan forgiveness	—	—	—	(4,522)
Contract Consideration Convertible Notes Payable revaluation adjustment	—	—	—	(29,969)
Amortization of contract asset	1,271	1,368	5,612	5,033
Non-Recurring professional fees	—	(269)	230	3,343
Adjusted EBITDA (Non-GAAP) (1)	$7,023	$3,952	$20,327	$1,488

(1) Management believes that adjusted gross profit, EBITDA and adjusted EBITDA for the three and twelve months ended December 31, 2024 and 2023, are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods. Management views the income and expenses noted above to be outside of the Company’s normal operating results. Management analyzes operating results without the impact of the above items as an indicator of performance, to identify underlying trends in the business and cash flow from continuing operations, and to establish financial and operational goals, excluding certain non-cash or non-recurring items.